Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

      We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 of Carnival Corporation and Carnival plc (File Nos. 333-113310, 333-106850, 333-106553, 333-72729, 333-68999 and
333-43269), the Registration Statements on Form S-8 of Carnival Corporation (File Nos. 333-125418, 333-105672, 333-87036, 333-67394, 333-60558, 333-43885,
33-53099, 33-51195, 33-45287 and 33-26898) and the Registration Statements on
Form S-8 of Carnival plc (File Nos. 333-125418, 333-124640, 333-104609,
333-84968, 333-13794 and 333-12742), of our report, dated February 8, 2006, relating to the financial statements and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this joint Annual Report to Shareholders of Carnival Corporation and Carnival plc, which is incorporated in this joint Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

Miami, Florida
February 8, 2006